UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 29, 2016

RESPONSE BIOMEDICAL CORP.

(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.

Vancouver, British Columbia, Canada V6P 6P2

(Address of principal executive offices, including zip code)

(604) 456-6010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Arrangement Agreement, dated as of June 16, 2016 (the “Arrangement Agreement”), by and among Response Biomedical Corp., a British Columbia, Canada corporation (the “Company”) and 1077801 B.C. Ltd. (the “Purchaser”), on November 29, 2016, the Company consummated the statutory plan of arrangement under the Business Corporations Act (British Columbia) pursuant to which the Purchaser acquired all of the issued and outstanding common stock of the Company (the “Arrangement”).

At the effective time of the Arrangement (the “Effective Time”), each share of the Company’s common stock, without par value per share, issued and outstanding immediately prior to the Effective Time, other than certain excluded shares, was converted into the right to receive CDN $1.12 in cash, without interest and less any applicable withholding taxes. Each restricted share unit (“RSUs”) and deferred share unit (“DSUs”) outstanding immediately prior to the Effective Time was converted into a share of the Company’s common stock, which, other than certain excluded shares, were then converted into the right to receive CDN $1.12 per common share underlying such RSUs and DSUs. Additionally, each option to purchase shares of Company common stock outstanding immediately prior to the Effective Time, was deemed vested and exchanged for an amount of cash consideration equal to the difference of CDN $1.12 per share and the exercise price per share pursuant to each such option, multiplied by the number of common shares issuable pursuant to such option.

The total amount of funds used to complete the Arrangement and related transactions and pay related fees and expenses was approximately $4,200,000, which was funded through the working capital of the Purchaser and its affiliates.

As of immediately prior to the Effective Time, the Purchaser was beneficially owned by OrbiMed Asia Partners, L.P., OrbiMed Private Investments III, LP, OrbiMed Associates III, LP, OrbiMed Advisors LLC, OrbiMed Advisors Limited, Samuel D. Isaly, and Shanghai Runda Medical Technology Co., Ltd. (“Runda”). Immediately prior to the Effective Time of the Arrangement, OrbiMed Advisors LLC (“OrbiMed”), an investment management firm focused on the healthcare sector, and its affiliates owned 5,934,931 shares of the Company’s common stock, representing 54.36% of the issued and outstanding shares, based on 10,917,269 shares of the Company’s common stock outstanding immediately prior to the Effective Time. Dr. Jonathan Wang, a member of the Board of Directors of the Company and a representative of OrbiMed and its affiliates, is a Senior Managing Director at OrbiMed Asia Partners, L.P. and a director of OrbiMed Advisors Limited. Dr. Peter A. Thompson, a member of the Board of Directors of the Company and a representative of OrbiMed and its affiliates, is a Private Equity Partner at OrbiMed Advisors LLC.

The description of the Arrangement Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 20, 2016.

Item 3.03 Material Modifications to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the Effective Time, each share of the Company’s common stock, without par value per share, issued and outstanding immediately prior to the Effective Time, other than certain excluded shares, was converted into the right to receive CDN $1.12 in cash, without interest and less any applicable withholding taxes (the “Arrangement Consideration”). At the Effective Time, all holders of the Company’s common stock (other than such excluded shares) ceased to have any rights with respect thereto other than the right to receive the Arrangement Consideration. Each RSU and DSU outstanding immediately prior to the Effective Time was converted into a share of the Company’s common stock, which were then converted into the right to receive CDN $1.12 per common share underlying such RSUs and DSUs (other than such excluded shares). Additionally, each option to purchase shares of Company common stock outstanding immediately prior to the Effective Time, was deemed vested and exchanged for an amount of cash consideration equal to the difference of CDN $1.12 per share and the exercise price per share pursuant to each such option, multiplied by the number of common shares issuable pursuant to such option.

The information set forth under Items 2.01, 5.01and 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of the Arrangement, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Purchaser.

The disclosure regarding the Arrangement and the Arrangement Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Arrangement, all of the directors of the Company except Dr. Jonathan Wang and Dr. Barbara Kinnaird resigned from their positions as directors of the Company, as of the Effective Time. None of these resignations were the result of any disagreement with the Company, its management or the Board of Directors of the Company.

Item 8.01 Other Events.

Delisting of Common Stock from the Toronto Stock Exchange. On November 29, 2016, in connection with the completion of the Arrangement, the Company notified the Toronto Stock Exchange (the “TSX”) that the Arrangement had been completed and requested that trading of the Company’s common stock be delisted from the TSX. Upon completion of the Arrangement, the Company also removed its common stock from quotation on the OTC market, and price quotations in the public market will no longer be available for the Company’s common stock.

The Company intends to file with the SEC a certification on Form 15 to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, as promptly as practicable.

On November 29, 2016, the Company issued a press release announcing the delisting of its common stock from the TSX. A copy of the press release issued by the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Closing of the Arrangement. On November 29, 2016, the Company issued a press release announcing the closing of the Arrangement. A copy of the press release issued by the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1

Arrangement Agreement, dated June 16, 2016, between the Company and 1077801 B.C. Ltd. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2016).

99.1	Press release, dated November 29, 2016.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORP.

By:	/s/William J. Adams
William J. Adams Chief Financial Officer

Date: November 30, 2016

Exhibit Index

Exhibit No.	Description

2.1

Arrangement Agreement, dated June 16, 2016, between the Company and 1077801 B.C. Ltd. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2016).

99.1	Press release, dated November 29, 2016